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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report: (Date of earliest event reported) April 2, 2001


                                   BTG, Inc.
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               (Exact Name of Registrant as Specified in Charter)


           Virginia                    000-25094                54-1194161
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 (State or other Jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)



3877 Fairfax Ridge Road, Fairfax, Virginia                           22030
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 (Address of Principal Executive Offices)                          (Zip Code)

     Registrant's telephone number, including area code: (703) 383-8000
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                                 Not Applicable
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         (Former name or former address, if changed since last report)




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Item 2.           Acquisition or Disposition of Assets.

                  On April 2, 2001, BTG, Inc. (the "Company") acquired all of the outstanding capital stock of Research Planning, Inc. ("RPI") from Reynaldo
P. Maduro, Sr., Charles H. Lyon, III and Grant C. Peterson for a total purchase price of $9.0 million, pursuant to a Stock Purchase Agreement dated March 30, 2001 (a copy of which is attached as Exhibit 2 hereto). RPI provides services in defense programs, emergency management and range technology and base support from its headquarters in Falls Church, Virginia and other locations. Its largest clients include the Department of Defense including the United States Navy, the Department of Justice, the Federal Emergency Management Agency, and the FBI. The Company intends for RPI to continue to provide such services.

                  The Company financed its acquisition of RPI through the issuance of notes payable to RPI's shareholders; notes payable to its principal lenders, Bank of America, N.A. and Fleet Capital Corporation (the "Lenders"); and with funds available under the Company's $50.0 million secured revolving credit facility provided to the Company by its Lenders.

                  Three subordinated promissory notes bearing interest at 8.5% per annum were made payable to the former stockholders of RPI in the aggregate principal amount of $9.0 million. The first principal payments under such notes in the aggregate amount of $6.0 million were paid on April 16, 2001. The remaining outstanding principal balance of $3.0 million, plus accrued and unpaid interest, is due and payable in quarterly installments commencing June 30, 2001 through March 30, 2005, the maturity date of such notes.

                  A term note in the amount of $1,120,000 was made payable to Bank of America, N.A, and a term note in the amount of $880,000 was made payable to Fleet Capital Corporation. Such notes are payable in successive equal monthly installments of principal plus accrued interest until May 1, 2003, the maturity date, and bear interest at Bank of America, N.A.'s prime rate plus 0.5% per annum.

                  There is no material relationship between Mr. Reynaldo P. Maduro, Sr., Mr. Charles H. Lyon, III, Mr. Grant C. Peterson and the Company or any of its affiliates, any director or officer of the Company or any of their associates. The purchase price under the Stock Purchase Agreement was determined as a result of arms-length negotiations between the Company and the sellers.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.


                  (a)      Financial Statements of Business Acquired.

                  It is not practicable to provide the required financial statements for RPI at this time. The statements will be filed as soon as they are prepared and not later than June 15, 2001.

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                  (b)      Pro Forma Financial Information.

                  It is not practicable to provide the required pro forma financial statements for the Company at this time. The statements will be filed as soon as they are prepared and not later than June 15, 2001.

                  (c)      Exhibits.

     2 Stock Purchase Agreement by and among BTG, Inc., Research Planning, Inc., Reynaldo P. Maduro, Sr., Charles H. Lyon, III and Grant C. Peterson, dated as of March 30, 2001

     99           Press Release dated April 2, 2001



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                                  SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    BTG, Inc.



Dated:   April 17, 2001             By: /s/ THOMAS W. WESTON, JR.
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                                          Thomas W. Weston, Jr.
                                          Senior Vice President and
                                          Chief Financial Officer